Exhibit 4.3

EXECUTION COPY

ASSIGNMENT AND ASSUMPTION OF

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of March 1, 2016 (this “Assignment”), is among GE CAPITAL US HOLDINGS, INC., a Delaware corporation, as assignor servicer (the “Assignor Servicer”), and WELLS FARGO BANK, N.A., a national banking association, as assignee servicer (the “Assignee Servicer”).

RECITALS

WHEREAS, the Assignor Servicer, GE Commercial Distribution Finance LLC, Brunswick Acceptance Company, LLC, Polaris Acceptance and GE Dealer Floorplan Master Note Trust are parties to an Amended and Restated Intercreditor Agreement, dated as of November 9, 2006 (as amended, the “Intercreditor Agreement”);

WHEREAS, the Assignor Servicer wishes to assign all of its rights and obligations as Servicer under (and as defined in) the Intercreditor Agreement to the Assignee Servicer, and the Assignee Servicer wishes to assume such rights and obligations as Servicer under (and as defined in) the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined are used as defined in (or by reference in) the Intercreditor Agreement.

SECTION 2. Assignment and Assumption.

(a)          The Assignor Servicer hereby assigns all of its rights and obligations as Servicer under (and as defined in) the Intercreditor Agreement to the Assignee Servicer, effective as of the Effective Time (as defined in Section 4(a) below), and the Assignee Servicer assumes such rights and obligations as Servicer under (and as defined in) the Intercreditor Agreement, effective as of the Effective Time.

(b)          This Agreement shall not constitute (i) a waiver by any of the parties hereto of any obligation or liability which the Assignor Servicer may have incurred in connection with the Intercreditor Agreement or (ii) an assumption by the Assignee Servicer of any liability of the Assignor Servicer arising out of a breach by the Assignor Servicer of its duties under the Intercreditor Agreement.

SECTION 3. Notices. For the purposes of Section 5.1 of the Intercreditor Agreement, all notices, whether sent electronically or mailed, will be deemed received as provided in Section 5.1 of the Intercreditor Agreement when sent pursuant to the following instructions:

Assignment and Assumption of Amended and Restated Intercreditor Agreement

If to the Assignor Servicer:

GE Capital US Holdings, Inc.

901 Main Avenue

Norwalk, Connecticut 06851

Attention: Legal Department

michael.paolillo@ge.com

If to the Assignee Servicer:

Wells Fargo Bank, N.A.

Wells Fargo Law Department

D1053-300

301 South College St.

Charlotte, North Carolina 28202

Attention: Jeff D. Blake, Senior Counsel

jeff.blake@wellsfargo.com

With a copy to:

Wells Fargo & Company

MAC A0194-279, 27th Floor

45 Fremont Street

San Francisco, CA 94105

Attention: Keith Jackson, Senior Counsel and Corporate Secretary

KeithJackson@wellsfargo.com

If to the Trust:

GE Dealer Floorplan Master Note Trust

c/o BNY Mellon Trust of Delaware

Bellevue Park Corporate Center

301 Bellevue Parkway, 3rd Floor

Wilmington, Delaware 19809

With a copy to:

Wells Fargo Bank, N.A.

Wells Fargo Law Department

D1053-300

301 South College St.

Charlotte, North Carolina 28202

Attention: Jeff D. Blake, Senior Counsel

jeff.blake@wellsfargo.com

2	Assignment and Assumption of Amended and Restated Intercreditor Agreement

With a copy to:

Wells Fargo & Company

MAC A0194-279, 27th Floor

45 Fremont Street

San Francisco, CA 94105

Attention: Keith Jackson, Senior Counsel and Corporate Secretary

KeithJackson@wellsfargo.com

SECTION 4. Miscellaneous.

(a)          This Assignment is entered into and the assignment and assumption effected hereby shall be effective as of 12:01 a.m. (New York time) on March 1, 2016 (the “Effective Time”); provided, that each of the parties hereto shall have executed a counterpart to this Assignment.

(b)          THIS ASSIGNMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(c)          EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS ASSIGNMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS ASSIGNMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 3 OF THIS ASSIGNMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

3	Assignment and Assumption of Amended and Restated Intercreditor Agreement

(d)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)          Headings used herein are for convenience of reference only and shall not affect the meaning of this Assignment or any provision hereof.

(f)          This Assignment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)          Executed counterparts of this Assignment may be delivered electronically.

[SIGNATURES FOLLOW]

4	Assignment and Assumption of Amended and Restated Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

GE CAPITAL US HOLDINGS, INC.,
as the Assignor Servicer

By:	/s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Authorized Signatory

S-1	Assignment and Assumption of Amended and Restated Intercreditor Agreement

WELLS FARGO BANK, N.A.,
as the Assignee Servicer

By:	/s/ Lisa K. Lenton
Name: Lisa K. Lenton
Title: Senior Vice President

S-2	Assignment and Assumption of Amended and Restated Intercreditor Agreement